Exhibit 99.3

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF MARCH 31, 2021 AND DECEMBER 31, 2020 AND FOR THE
THREE MONTHS ENDED MARCH 31, 2021 AND 2020

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES
TABLE OF CONTENTS
AS OF MARCH 31, 2021 AND DECEMBER 31, 2020 AND FOR THE THREE MONTHS
ENDED MARCH 31, 2021 AND 2020

INDEX TO CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED CONDENSED COMBINED BALANCE SHEETS	2
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS	3
UNAUDITED CONDENSED COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY	4
UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS	5
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS	6-19

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

UNAUDITED CONDENSED COMBINED BALANCE SHEETS AS OF

	March 31,2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$6,434,884	$4,934,426
Accounts Receivable	8,756,469	9,395,022
Inventory	15,476	15,475
Prepaid Expenses	166,932	182,465
Risk Settlements Due from Providers	—	79,964
Due from Related Parties	627,044	273,505
Total Current Assets	16,000,803	14,880,857
Property and Equipment, net	6,190,959	4,796,382
Goodwill	10,067,730	10,067,730
Intangible Assets, net	8,323,460	8,575,235
Other Assets	388,074	182,944
Total Assets	$40,971,027	$38,503,148
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Current Maturities of Long-Term Debt, net	$992,174	$1,004,703
Accounts Payable	2,171,627	1,044,256
Due to Related Parties	—	38,888
Risk Settlements Due to Providers	281,916	642,946
Accrued Interest Payable	160,726	148,902
Accrued Expenses	2,437,943	2,572,188
Total Current Liabilities	6,044,386	5,451,883
Long-Term Debt, less current maturities, net	26,190,433	26,324,606
Other Liabilities	707,853	—
Total Liabilities	32,942,672	31,776,489
MEMBERS’ EQUITY
Units (no par value, 200 authorized, issued and outstanding at March 31, 2021 and December 31, 2020)	223,100	223,100
Members’ Equity	7,805,255	6,503,559
Total Members’ Equity	8,028,355	6,726,659
Total Liabilities and Members’ Equity	$40,971,027	$38,503,148

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED

	For the Three Months ended March 31,
	2021	2020
Revenue
Capitated Revenue	$27,818,980	$25,041,525
Other Patient Service Revenue	98,691	138,439
Total Revenue	27,917,672	25,179,964
Expenses
Medical Expenses	18,438,612	16,157,366
Selling, General and Administrative Expenses	7,673,377	5,524,251
Total Operating Expenses	26,111,989	21,681,617
Interest expense	503,987	327,470
Net Income	1,301,696	3,170,877
Net Income (Loss) Attributable to Noncontrolling Interests	—	(89,932)
Net Income Attributable to Controlling Interests	$1,301,696	$3,260,810
Weighted-average Units Outstanding	200	200
Net Income per Unit – Basic and Diluted	$6,508	$16,304

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

UNAUDITED CONDENSED COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	Units	Members’ Units	Members’ Equity	Total Controlling Interest	Noncontrolling Interest	Total Members’ Equity
BALANCE – DECEMBER 31, 2019	200	$223,100	$4,937,161	$5,160,261	$(214,196)	$4,946,065
Net income (loss)			3,260,810	3,260,810	(89,932)	3,170,877
Purchase of non-controlling interest			(400,100)	(400,100)	—	(400,100)
Change in ownership due to change in non-controlling interest			(43,461)	(43,461)	43,461	—
BALANCE – MARCH 31, 2020	200	$223,100	$7,754,409	$7,977,509	$(260,667)	$7,716,842
BALANCE – DECEMBER 31, 2020	200	$223,100	$6,503,559	$6,726,659	$—	$6,726,659
Net income			1,301,696	1,301,696	—	1,301,696
BALANCE – MARCH 31, 2021	200	$223,100	$7,805,255	$8,028,355	$—	$8,028,355

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31,

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,301,696	$3,170,877
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation Expense	262,285	216,395
Amortization Expense	251,775	140,523
Amortization of Debt Issuance Costs	34,569	—
(Increase) Decrease in Assets:
Accounts Receivable	638,553	(1,878,375)
Inventory	(1)	—
Prepaid Expenses	15,533	27,002
Risk Settlements Due from Providers	79,964	128,419
Due from Related Parties	(353,539)	(32,015)
Other Assets	(205,130)	5,965
Increase (Decrease) in Liabilities:
Accounts Payable	1,160,704	(337,404)
Due to Related Parties	(38,888)	(20,457)
Risk Settlements Due to Providers	(361,030)	294,230
Accrued Expenses	(134,245)	(348,934)
Other Liabilities	707,853	—
Accrued Interest	11,824	—
Net Cash Provided by Operating Activities	3,371,923	1,366,226
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(1,656,862)	(1,387,742)
Purchase of Noncontrolling Interest Ownership	(33,333)	(216,766)
Net Cash Used in Investing Activities	(1,690,195)	(1,604,508)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under Loan & Security Agreement	—	2,500,000
Principal Payments on Long-Term Debt	(181,270)	(30,413)
Net Cash (Used in) Provided by Financing Activities	(181,270)	2,469,587
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,500,458	2,231,305
Cash and Cash Equivalents – Beginning of Year	4,934,426	4,437,704
CASH AND CASH EQUIVALENTS – END OF PERIOD	$6,434,884	$6,669,009
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Cash Paid for Interest	$503,987	$327,526
Purchase of Non-Controlling Interest through Accounts Payable	$—	$183,334

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 1   NATURE OF BUSINESS

Basis of Presentation and Principles of Combination

CareMax Medical Group, LLC (“CareMax” or “CMG”) and Affiliates, collectively referred to as “we” or “us” or “our” or the “Company”, was organized on January 25, 2013 under Florida law with headquarters in Miami, Florida to operate primary medical care centers serving Medicare beneficiaries. Managed Health Care Partners, LLC (“MHP”), an affiliate company, was organized on May 7, 2009 under Florida Law with the same business purpose. The Company and MHP invest resources into primary care to prevent unnecessary acute events and manage chronic illnesses. The Company engages Medicare eligible patients through the use of an innovative community outreach approach. Once patients are engaged, the Company integrates population health analytics, social support services and primary care into the care model to drive improved outcomes. The Company contracts with health plans to generate medical cost savings and realize a return on its investment in primary care. As of March 31, 2021, the Company operated 11 centers in South Florida with two under construction and due to open in the first or second quarter of 2022. These financial statements represent the combined financial results of CMG and MHP.

The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP has been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited and condensed combined financial statements include all adjustments of a normal recurring nature, which are necessary for a fair presentation of financial position, operating results and cash flows for the periods presented. Operating results for the three months ended March 31, 2021, including the impact of COVID-19, are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

CMG functions as a holding company with 100% ownership of Broward, Hialeah, Homestead, Miami, North Miami, Coral Way, Tamarac, Westchester, Pembroke Pines, Pines Care, Little Havana One and Little Havana Two. Broward, Coral Way, Hialeah, Homestead, Miami, North Miami, Pembroke Pines, Pines Care, Tamarac, Westchester, Little Havana One and Little Havana Two (collectively, the Medical Centers) are medical centers throughout South Florida providing care to residents, specifically Medicare Advantage members attributed to MHP. MHP is a managed services organization (“MSO”) serving Medicare patients both for the combined Medical Centers described above, as well as unrelated contracted health care providers, primarily under capitated contracts. MHP and CMG share common ownership, with the majority of ownership being through organizations controlled by the Company management, which is consistent across MHP and CMG.

On December 14, 2020, the Company purchased the remaining 25% non-controlling interest in Hialeah for $1,700,000. A holdback in the amount of $170,000 will be retained until December 14, 2021 and is included in Accounts Payable. The purchase amount was paid in installments with the final payment being made in May 2020. The Company purchased the remaining 40% membership interest in Pembroke Pines in February 2020 for $400,000 which included one lump sum payment of $200,000 and 12 equal monthly installments of $16,667. As of March 31, 2021, this balance has been paid off. Also, in February 2020, the Company purchased the remaining 40% membership interest in Pines Care for $100 which was paid on the closing date.

The Company considers itself to control an entity if it is the majority owner of or has voting control over such entity. The Company also assesses whether it has a controlling financial interest through means other than voting rights over potential variable interest entities (or “VIEs”) and determines the primary beneficiary of the VIE. The Company consolidates a VIE if the Company is the primary beneficiary of the VIE. We concluded that there are no entities that CareMax should consolidate based on the VIE model.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 1   NATURE OF BUSINESS (continued)

The combined financial statements of CareMax include the financial statements of all wholly-owned subsidiaries and majority-owned or controlled companies. For those combined subsidiaries where our ownership is less than 100%, the portion of the net income or loss allocable to the non-controlling interests is reported as “Net income (loss) attributable to non-controlling interests” in the combined statements of operations. Intercompany balances and transactions have been eliminated in consolidation.

Sale to Deerfield Healthcare Technology Acquisition Corporation

The Company follows the guidance in ASC 805 to determine if an acquisition is an acquisition of a business or a group of assets. We consolidate a business when we obtain a controlling financial interest in it. We use the acquisition method of accounting and identify the acquisition date, recognize and measure the identifiable assets acquired, liabilities assumed and any non-controlling interest at their acquisition date fair values. See Note 5.

On December 18, 2020 the Company entered into a definitive business combination agreement with Deerfield Healthcare Technology Acquisition Corporation (“DFHT”), a Delaware Corporation and blank check company. The agreement provides for DFHT to acquire 100% of the equity interests of the Company and Interamerican Medical Center Group, LLC, a Florida limited liability company (“IMC”), in exchange for a combination of cash and Class A common shares of DFHT. The transaction will be regarded as a reverse recapitalization, with the Company being the accounting acquirer and continuing financial reporting entity, due to its control of both DFHT and IMC.

On January 20, 2021, DFHT filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to solicit the approval of its shareholders for the business combination in which it plans to acquire 100% of the equity interests of CareMax. On March 8, April 1, April 28 and May 14 of 2021, DFHT filed amended proxy statements with the SEC. See Note 5.

Impact of COVID 19 on our Business

On March 11, 2020, the World Health Organization declared the spread of Coronavirus Disease (COVID-19) a worldwide pandemic. The COVID-19 pandemic has had significant effects on global markets, supply chains, businesses, and communities. Specific to the Company, COVID-19 has impacted various parts of its 2020 and 2021 operations and financial results including but not limited to nominal additional costs for emergency preparedness, disease control and containment, personnel shortages, government mandated waivers of member cost sharing for diagnoses and treatment, and increased utilization of member medical benefits. Management believes the Company has taken appropriate actions to mitigate the negative impact. While the COVID-19 vaccination campaign is underway in the United States, the surfacing of virus variants has added a degree of uncertainty to the continuing impact of COVID-19 on the Company’s operations. Certain emergency grant and loan funding options became available for the Company that were evaluated and pursued, as appropriate, to address the financial impact of COVID-19.

In April 2020, the Company applied for and received loans through the Small Business Administration (SBA) Paycheck Protection Program (PPP) of approximately $2,164,000 (see Note 7) with a two-year term at an interest rate of 0.98%. There are provisions under the PPP loan program where all or a portion of the loan may be forgiven based on certain criteria like eligible spending thresholds and maintaining full-time equivalent (FTE) employees. The amount of loan forgiveness has yet to be determined.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. The areas where significant estimates are used in the accompanying financial statements include the valuation of and related impairment recognition of long-lived assets, including intangibles and goodwill and settlements related to revenue and the revenue accrual. Actual results could differ from those estimates.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company’s cash balances with individual banking institutions might be in excess of federally insured limits from time to time. The Company believes it is not exposed to any significant concentrations of credit risk from these financial instruments. The Company has not experienced any losses on its deposits of cash and cash equivalents.

HealthSun Health Plans (“HealthSun”) represented approximately 99% and 100% of the Company’s accounts receivable balance as of March 31, 2021 and December 31, 2020, respectively. HealthSun represented 83% and 95% of the Company’s revenues for the three months ended March 31, 2021 and 2020, respectively.

Revenue Recognition

Since capitated revenue is received regardless of whether services are performed, the performance obligation is the completion of enrollment of the patient and providing access to care. Fee-for-service revenue generally relates to contracts with patients in which our performance obligation is to provide healthcare services to the patients. Revenues are recorded during the period our obligations to provide healthcare services are satisfied.

Capitated revenue consists primarily of capitated fees for medical services provided by us under capitated arrangements directly made with various Medicare Advantage managed care payors. The Company receives a fixed fee per patient under what is typically known as a “risk contract.” Risk contracting, or full risk capitation, refers to a model in which the Company receives from the third-party payor a fixed payment of At-risk premium less an administrative charge for reporting on enrollees on a per patient basis (“PPPM” payment) for a defined patient population, and the Company is then responsible for providing healthcare services required by that patient population. Neither the Company nor any of its affiliates is a registered insurance company because state law in the states in which it operates does not require such registration for risk-bearing providers.

The Company’s payor contracts generally have a term of one year or longer, but the contracts between the enrolled members (our customers) and the payor are one calendar year or less. In general, the Company considers all contracts with customers (enrolled members) as a single performance obligation to stand ready to provide managed healthcare services. The Company identified that contracts with customers for capitation arrangements have similar performance obligations and therefore groups them into one portfolio. This performance obligation is satisfied as the Company stands ready to fulfill its obligation to enrolled members.

Settlements with third-party payors for retroactive adjustments due to capitation risk adjustment, or claim audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known (that is, new information becomes available), or as years are settled or are no longer subject to such audits, reviews, and investigations.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are affected by the following factors:

•	Geography of the service location
•	Demographics of members
•	Health needs of members
•	Method of reimbursement (capitation or fee for service)
•	Enrollment changes
•	Rate changes
•	For fee for service activities, the payors (for example, Medicare, Medicaid, commercial insurance, patient) which have different reimbursement/payment methodologies.

The Company has elected the practical expedient allowed under Financial Accounting Standards Board (FASB) ASC 606-10-32-18 and does not adjust the promised amount of consideration from patients and third-party payors for the effects of a significant financing component due to the Company’s expectation that the period between the time the service is provided to a patient and the time that the patient or a third-party payor pays for that service will be one year or less.

The Company has applied the practical expedient provided by FASB ASC 340-40-25-4 and all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

For the three months ended March 31, 2021 and 2020, substantially all of the revenue recognized by the Company was from goods and services, namely, providing access to physicians and wellness centers.

The Company had agreements in place with the payors listed below. Payor sources of capitated revenue for each period presented were as follows:

	Three months ended March 31, 2021	Three months ended March 31, 2020
HealthSun	83%	95%
Simply Healthcare	7%	5%
Humana	6%	0%
CarePlus	3%	0%
Medica	1%	0%
	100%	100%

Other Patient Service Revenue

Other patient service revenue is comprised of ancillary fees earned under contracts with certain managed care organizations for the provision of certain care coordination services and care management services and is also comprised of fee-for-service revenue. This is recognized at the time of service for patients who are not covered under capitated arrangements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets

Goodwill, which represents the excess of cost over the fair value of net assets acquired, amounted to $10,067,730 at March 31, 2021 and December 31, 2020. Pursuant to ASC 350, “Intangibles — Goodwill and Other,” we review goodwill annually in the 4th quarter or whenever significant events or changes indicate the possibility of impairment. For purposes of the annual goodwill impairment assessment, the Company has identified a single reporting unit. The most recently completed impairment test of goodwill was performed in the fourth quarter of 2020, and it was determined that no impairment existed.

There were no changes to the carrying amount of goodwill from December 31, 2020 to March 31, 2021.

Identifiable intangible assets with a finite useful life are amortized over their useful lives. The Company has elected to amortize risk contract intangible assets over an 11-year period and non-competition agreement intangible assets over a 5-year period.

We review the recoverability of long-lived intangible assets whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable.

Identifiable Intangible Assets

The following table summarizes the gross carrying amounts and accumulated amortization of identifiable intangible assets by major class:

	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Weighted Average Amortization Period (years)

March 31, 2021
Risk Contracts	$8,174,299	$(867,318)	$7,306,981	11
Non-compete agreements	1,319,883	(303,404)	1,016,479	5
Total	$9,494,182	$(1,170,722)	$8,323,460

	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Weighted Average Amortization Period (years)

December 31, 2020
Risk Contracts	$8,174,299	$(681,538)	$7,492,761	11
Non-compete agreements	1,319,883	(237,409)	1,082,474	5
Total	$9,494,182	$(918,947)	$8,575,235

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The estimated amortization expense related to the fair value of acquired intangible assets for the remainder of 2021 and each of the succeeding five years is:

Remainder of 2021	$755,321
2022	1,007,095
2023	998,291
2024	944,368
2025	841,215
2026	743,118
$5,289,408

Property and Equipment

Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the straight-line method. Leasehold improvements are depreciated over the lesser of the length of the related lease plus any renewal options or the estimated life of the asset.

A summary of estimated useful lives is as follows:

Leasehold Improvements	15 to 39 Years
Furniture and Equipment	5 to 7 Years
Vehicles	5 Years
Software	3 Years

Income Taxes

All entities of the Company are organized as limited liability companies, or LLCs. As a result, the federal and state income tax consequences of the Company’s operations are the direct responsibility of the unitholders. We record uncertain tax positions on the basis of the two-step process in ASC 740 in which we 1) determine whether it is more likely than not that the tax position will be sustained on the basis of the merits of the position and 2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Medical Expenses

Medical expenses include capitation payments and fee for service claims paid, claims in process and pending, and an estimate of unreported claims and charges by physicians, hospitals, and other health care providers for services rendered to enrollees during the period. Changes to prior-period estimates of medical expenses are reflected in the current period.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. The presentation of administrative fees associated with the Company’s capitated revenue previously presented as a component Selling, General and Administrative Expenses in the prior year financial statements has been reclassified to conform to the current year presentation as a reduction of capitated revenue. This reclassification had no effect on the reported results of operations, balance sheets or statements of cash flows.

	Three months ended March 31, 2020
	As Reported	Revised
Capitated Revenue	$29,124,807	$25,041,525
Selling, General and Administrative Expenses	$9,607,533	$5,524,251

Recently Adopted Accounting Pronouncements

In October 2018, the FASB issued ASU 2018-17, Consolidation — Targeted Improvements to Related Party Guidance for Variable Interest Entities (Topic 810) (“ASU 2018-17”). ASU 2018-17 eliminates the requirement that entities consider indirect interests held through related parties under common control in their entirety when assessing whether a decision-making fee is a variable interest. Instead, the reporting entity will consider such indirect interests on a proportionate basis. ASU 2018-17 is effective for a public company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. All entities are required to apply the adjustments in ASU 2018-17 retrospectively with a cumulative-effect adjustment to members’ equity at the beginning of the earliest period presented. Early adoption is permitted. The Company adopted the standard on January 1, 2021 with no material effect on its combined financial statements and related disclosures.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2018, the FASB issued ASC 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements for fair value measurements. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with partial early adoption permitted for eliminated disclosures. The method of adoption varies by the disclosure. The Company adopted the new guidance on January 1, 2020, noting no impact on its combined financial statements and related disclosures.

Recent Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which amends the accounting for leases, requiring lessees to recognize most leases on their balance sheet with a right-of-use asset and a lease liability. Leases will be classified as either finance or operating leases, which will impact the expense recognition of such leases over the lease term. ASU 2016-02 also modifies the lease classification criteria for lessors and eliminates some of the real estate leasing guidance previously applied for certain leasing transactions. In June 2020, the FASB issued ASU 2020-05 that deferred the required effective date for non-issuers to fiscal years beginning after December 15, 2021 and to interim periods within fiscal years beginning after December 15, 2022. The Company will therefore adopt ASU 2016-02 on January 1, 2022. Because of the number of leases the Company utilizes to support its operations, the adoption of ASU 2016-02 is expected to have a significant impact on the Company’s combined financial position and results of operations. Management is currently evaluating the extent of this anticipated impact on the Company’s combined financial statements, including quantitative and qualitative factors, as well as any changes to its leasing strategy that may be needed.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. The guidance is effective for us beginning January 1, 2022. The new current expected credit losses (CECL) model generally calls for the immediate recognition of all expected credit losses and applies to loans, accounts and trade receivables as well as other financial assets measured at amortized cost, loan commitments and off-balance sheet credit exposures, debt securities and other financial assets measured at fair value through other comprehensive income, and beneficial interests in securitized financial assets. The new guidance replaces the current incurred loss model for measuring expected credit losses, requires expected losses on available for sale debt securities to be recognized through an allowance for credit losses rather than as reductions in the amortized cost of the securities, and provides for additional disclosure requirements. The Company plans to adopt this standard on January 1, 2022 and does not believe adoption will have a material effect on its combined financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) —  Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (“ASU 2020-01”). ASU 2020-01 clarifies the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The guidance is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact the adoption of ASU 2020-01 will have on its combined financial statements.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

We do not expect that any other recently issued accounting guidance will have a significant effect on our combined financial statements.

NOTE 3.   PAYOR AND PROVIDER AGREEMENTS

Payor Agreements

For the three months ended March 31, 2021 and 2020, 83% and 95% of the Company’s capitated revenue was as a result of one payor agreement, the MSO Risk Agreement we have with HealthSun. Under the MSO Risk Agreement, MHP receives per patient per month Medicare premiums for attributed members passed down from the payor, less related expenses including reductions for sequestration, applicable premium taxes, an administrative fee of 15%, and applicable medical expenses. Funding is provided through capitation payments to MHP of approximately 30% of 85% of the gross premiums, with remaining settle up occurring after reconciliation of applicable medical expenses (capitation and fee for service) and other applicable settlements such as retroactive Medicare risk adjustments, and Medicare Part D Low Income Cost Sharing (LICS), Reinsurance, and Risk Corridor program settlements. With only the capitated premiums paid up front to MHP, the payor maintains a running service fund balance with the remaining withheld funds to cover the other expense and settlement items above, including estimates for incurred but not reported (IBNR) claims, and the CMS risk adjustment and Part D settlements described above. The Company maintains its own estimates for these settlements and tracks the running balance with the payor, with the net estimated amount due from or to the payor recorded in due from/to health plans in the accompanying combined balance sheets.

In the accompanying combined statements of operations, the impact from Part D settlements is included with medical expenses. All other medical expenses for both downstream capitation payments to providers, and fee for service expenses, are included in medical expenses.

MHP also has other MSO arrangements similar in practice to the agreement explained above, however they make up approximately 17% and 5% or less of total capitated revenue, for the three months ended March 31, 2021 and 2020.

Provider Agreements

MHP also has downstream provider agreements with all the combined Medical Center entities, as well as unrelated medical providers. These agreements generally have a capitation component with a fixed per patient per month payment provided to the contracted provider. Some providers also share in the risk of the members under the MSO Risk Agreement explained above. All expenses for capitation and other risk sharing arrangements for downstream risk providers are included in medical expenses in the accompanying combined statements of operations. For providers with risk sharing, a running balance is tracked similar to the balance under the MSO Risk Agreement described above, but at an individual entity-level. Any amounts due to or from these at-risk providers are included in risk settlements due from/to providers in the accompanying combined balance sheets. All revenue and expense for combined Medical Center entities and any intercompany balances due under the provider agreements have been eliminated in the combined financial statements.

NOTE 4.   REINSURANCE POLICY BETWEEN MSO AND COMPANY, THE BENEFICIARY

The Company has a reinsurance policy with an insurance carrier for high-dollar inpatient claims. The reinsurance policy covers most individual claims from an attachment point of $150,000 at 90%, up to an individual member maximum of $2,000,000. Reinsurance recoveries were approximately $363,000 and $133,000 for the three months ended March 31, 2021 and 2020, respectively. Reinsurance premium expense totaled approximately $412,000 and $330,000 for the three months ended March 31, 2021 and 2020, respectively. For the three months ended March 31, 2021 and 2020, both reinsurance premiums and recoveries are routed through the payor under the MSO Risk Agreement, and the impact is included net of medical expenses in the accompanying combined statements of operations. Any estimated or actual reinsurance recoveries due at year-end are included net, with due from/to health plans in the accompanying combined balance sheets.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 5.   BUSINESS COMBINATIONS

Reverse Recapitalization

On December 18, 2020, DFHT, CareMax, IMC and Deerfield Partners, LLP (“Deerfield”) entered into a Business Combination agreement. After completion of the closing of the business combination (the “Business Combination”), the combined company will operate under the name CareMax.

Pursuant to the Business Combination agreement, DFHT will acquire all of the issued and outstanding equity interests of CareMax and IMC in exchange for a combination of cash and equity consideration in the form of Class A common shares of DFHT. As discussed further in Note 12. Subsequent Events, the Business Combination was consummated on June 8, 2021.

An additional 3,500,000 and 2,900,000 shares of DFHT Class A Common Stock (the “Earnout Shares”) are payable after the Closing to the members of the CareMax Group and IMC Parent, respectively, upon satisfaction of certain conditions. The fair value of the Earnout Shares is included in the estimated fair value of the consideration payable at closing.

The acquisition of CareMax will be accounted for as a reverse recapitalization in which CareMax has been determined to be the accounting acquirer. The acquisition of IMC will be accounted for as a business combination in accordance with ASC 805, Business Combinations.

Completed Business Combinations

On December 10, 2020, CareMax purchased the operations of and a 100% controlling financial interest in Clinica Las Americas Inc. which constitutes a business, (now operating as CareMax Medical Center of Little Havana II, LLC) through an agreement with the shareholders of Clinica Las Americas Inc. The purchase price consisted of cash of $4,125,000 plus an additional contingent payment of $875,000 for achieving certain threshold member enrollment and medical loss ratios during the threshold enrollment period. The agreement also calls for up to four additional contingent payments of $175,000 for achieving increasingly higher enrollment thresholds during the threshold enrollment period. This additional consideration is recorded in Accrued Expenses in the combined statement of operations.

On July 30, 2020, CareMax purchased the operations of and 100% controlling financial interest in Cardona Medical Center Inc. which constitutes a business, (now operating as CareMax Medical Center of Little Havana, LLC, “Little Havana”) through an agreement with the shareholder of Cardona Medical Center Inc. The purchase price was $3,015,700 which includes a promissory note executed by the Company for $450,000 at 5% interest per annum. The promissory note is included in Long Term Debt on the combined balance sheets. Interest expense was $5,625 for the three months ended March 31, 2021.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 6.   PROPERTY AND EQUIPMENT

A summary of property and equipment at March 31, 2021 and December 31, 2020 is as follows:

	March 31, 2021	December 31, 2020
Leasehold Improvements	$2,725,713	$2,725,713
Vehicles	2,823,472	2,823,472
Furniture and Equipment	2,049,685	1,983,215
Construction in Progress	1,950,586	360,194
Total	9,549,456	7,892,594
Less: Accumulated Depreciation	(3,358,497)	(3,096,212)
Total Property and Equipment, Net	$6,190,959	$4,796,382

Construction in Progress at March 31, 2021 is made up of various leasehold improvements at the medical centers. The Company has a contractual commitment to complete the construction of the Homestead medical center with an estimated total cost of approximately $1.5 million. Plans have been submitted for the newest medical center, East Hialeah, and opening is projected in the first or second quarter of 2022. The projects are being funded internally.

Depreciation expense totaled approximately $262,000 and $216,000 for the three months ended March 31, 2021 and 2020, respectively.

NOTE 7.   LONG TERM DEBT

Long-term debt consisted of the following at March 31, 2021 and December 31, 2020:

	2021	2020
Various vehicle notes payable with Mercedes-Benz Financial Services with monthly principal and interest payments ranging from $607 to $996 and maturing August 2024 through November 2025. Interest rates ranging from 3.99% to 5.75%. Secured by the related vehicles.	$237,200	$257,023
Medical equipment note payable with Wells Fargo Equipment Finance with monthly principal and interest payments of $2,961 at an interest rate of 5.71%, matured in March 2021. Secured by the related equipment.	—	6,286
Medical equipment note payable with Conestoga Equipment Finance Corp. with monthly principal and interest payments of $818 at an interest rate of 7.88%, matured in February 2021. Secured by the related equipment.	—	2,037
Asset purchase agreement holdback payable in equal principal installments over three years from closing, zero interest, final payment August 2022. Unsecured.	670,087	670,087
Asset purchase agreement holdback. Balloon payment due July 2023. 5% interest per annum. Unsecured. (see Note 5)	422,404	422,404
Term loan payable due to White Oak Healthcare Finance with variable interest and principal amortization, maturing with a balloon payment in August 2024. Interest includes a base rate of the greater of 2.25% or LIBOR plus an applicable margin between 5% and 6% depending on consolidated leverage ratio. (see below) Security interest granted on all assets of the borrowing entities	24,031,102	24,184,227

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 7.   LONG TERM DEBT (continued)

	2021	2020
Payroll Protection Plan loan from Chase Bank. Maturity date April 2022 with annual interest rate of 0.98% Unsecured.	2,164,145	2,164,145
Less: Unamortized Debt Issuance Costs	(342,331)	(376,900)
Total Long-Term Debt	27,182,607	27,329,309
Less: Current Maturities	(992,174)	(1,004,703)
Long-Term Debt, Less Current Maturities	$26,190,433	$26,324,606

Future maturities of long-term debt outstanding at March 31, 2021 are as follows:

Amount
Remainder of 2021	$829,211
2022	3,143,563
2023	1,056,997
2024	22,488,676
2025	6,492
Total	$27,524,939

Certain CMG entities entered into a loan and security agreement dated August 14, 2019 with a third party for a total loan commitment of $18,500,000 (“Loan Agreement”), maturing on August 14, 2024. (see above). The loan commitment was split into a $16,000,000 term loan and a fixed $2,500,000 revolving loan commitment. The revolving loan commitment was paid back on December 10, 2020. Interest on the loan commitments are calculated as the greater of 2.25% or the LIBOR Index Rate, plus an applicable margin which is 6% at the effective date and at December 31, 2020. The LIBOR Index Rate is determined monthly, and the applicable margin may be adjusted down to a floor of 5% in future periods if certain financial metric thresholds are met. Interest payments are due monthly throughout the term of the Loan Agreement. Debt issuance costs associated with the original term loan commitment were $691,395 and are being amortized on a straight-line basis over the term of the loan. Monthly principal payments on the $16 million original term loan commitment began May 1, 2020 based on the outstanding principal amount multiplied by a required amortization percentage ranging from 2.50% to 10.00%, depending on certain financial metrics. All principal amounts outstanding on the term loan are due at maturity.

On December 10, 2020, certain CMG entities amended the existing loan and security agreement with the third party and increased the consolidated borrowing by $8.5 million, from $16 million to $24.5 million (see above). Monthly payments began in January 2021 and include principal and interest calculated on the same terms as the original facility. The proceeds of the loan were used to pay off the existing revolving loan commitment of $2.5 million, fund the acquisition of Clinica Las Americas, approximately $4.0 million, pay debt issuance costs, approximately $0.4 million, and in the future will be used to fund acquisitions and/or for other corporate purposes. Interest expense on the amended facility for the three months ended March 31, 2021 and 2020 was approximately $467,000 and $370,000, respectively, and is included in Interest Expense on the combined statements of operations.

Under the Loan Agreement, the Company is subject to various financial and nonfinancial covenants and is in compliance with these covenants as of March 31, 2021. The Company has a requirement to deliver a calculation of consolidated excess cash flow regarding the loan and security agreement to the lender within 120 days of the fiscal year end. The Company delivered this calculation in early May 2021. Under the terms of the agreement, if certain criteria are met, the Company may be required to make additional principal payments based on a formula calculating excess cash flow. For the year ending December 31, 2020, no additional principal payments are required to be made.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

NOTE 7.   LONG TERM DEBT (continued)

The borrowers under the amended Loan Agreement include CMG, MHP, Broward, Coral Way, Homestead, Miami, North Miami, Tamarac, Westchester, Havana I and Havana II. They have granted a security interest to the lender in the assets of the companies.

As part of the Tamarac asset purchase agreement, a $1,000,000 holdback is to be paid out over the course of three years in equal installments from closing. During the year ended December 31, 2020, one installment payment was made and the remaining balance of approximately $670,000 is included in long-term debt on the accompanying combined balance sheets and bears no interest.

NOTE 8.   EQUITY METHOD INVESTMENTS, VARIABLE INTEREST ENTITIES AND RELATED PARTY TRANSACTIONS

CMG has a 49% ownership interest in Care Smile, LLC (Care Smile) which is accounted for under the equity method. Care Smile is a dental care organization with majority ownership by the dental provider, who is the spouse of a board member, owner, and management individual of CareMax. The balance of the equity investment in Care Smile was $ – 0- as of March 31, 2021 and December 31, 2020, as a result of accumulated losses. There were no contributions to or distributions from Care Smile during the three months ended March 31, 2021 and the year ended December 31, 2020. Summarized financial information for Care Smile as of March 31, 2021 and December 31, 2020 is as follows:

	March 31, 2021	December 31, 2020
Total Assets	$93,591	$93,720
Total Liabilities	$243,833	$243,926

Care Smile recorded a net loss of $46 for the three months ended March 31, 2021 and a net profit of $26,752 for the three months ended March 31, 2020.

MHP pays for dental services provided to enrollees by Care Smile on a capitated basis. Total capitation payments for the three months ended March 31, 2021 and 2020 were $0 and $182,000, respectively.

Care Optimize, LLC (“Care Optimize”) is an affiliate of CMG and is a consulting and technology company that helps physicians move along the valued based care spectrum, from fee for service to the full value-based care model practiced by CMG. During the three months ended March 31, 2021, CMG advanced Care Optimize funds to help further product development of Care Optimize’s proprietary technology platform.

NOTE 9.   OPERATING LEASES AND COMMITMENTS

The Company has entered into non-cancelable operating lease agreements for office and clinical space expiring at various times through 2031. Future minimum rental payments and related expenses under these lease agreements, including renewal terms if the Company is planning on renewing the leases, consisted of the following at March 31, 2021:

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

Amount
Remainder of 2021	2,838,066
2022	3,239,967
2023	3,229,408
2024	2,979,123
2025	2,886,998
thereafter	16,293,102
Total	$31,466,664

The optional renewal terms for the medical centers that have them in their lease agreements are as follows:

Legal Entity	Optional Renewal Term
CareMax Medical Group Tamarac	One ten year period
Managed Health Care Partners	Two five year periods
CareMax Medical Group North Miami	Two five year periods
CareMax Medical Group Hialeah	One five year period
CareMax Medical Group Miami	One five year period
CareMax Little Havana 1	Five one year periods
CareMax East Hiahleah	Two five year periods

The Company also has entered into non-cancelable operating lease or service agreements for office equipment and software. Future minimum commitments under these agreements at March 31, 2021 are approximately $7,000.

Rent expense, including other related expenses for property taxes, sale taxes, and utilities, was approximately $700,000 and $468,000 for the three ended months ended March 31, 2021 and 2020, respectively. This expense item is included in the Administrative Expenses line item on the Statements of Operations.

NOTE 10.   LITIGATION AND CONTINGENCIES

Compliance

The health care industry is subject to numerous laws and regulations of federal, state, and local governments. Compliance with these laws and regulations, specifically those related to the Medicare and Medicaid programs, can be subject to government review and interpretation, as well as regulatory actions unknown and not yet asserted at this time. Management believes that the Company is in substantial compliance with current laws and regulations.

Risk Management

The Company is exposed to various risks of loss from torts; theft of, damage to, and destruction of assets; business interruption; errors and omissions; employment practices; employee injuries; and natural disasters. These risks are covered by commercial insurance purchased from independent third parties.

CAREMAX MEDICAL GROUP, LLC AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

Litigation

The Company is involved in various legal actions arising in the normal course of business. In consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Company’s financial position.

NOTE 11.   SEGMENT FINANCIAL INFORMATION

The Company’s chief operating decision maker regularly reviews financial operating results on a combined basis for purposes of allocating resources and evaluating financial performance. The Company identifies operating segments based on this review by its chief operating decision makers and operates in and reports as a single operating segment, which is to care for its patients’ needs. For the periods presented, all of the Company’s long-lived assets were located in the United States, and all revenue was earned in the United States.

NOTE 12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the consolidated balance sheet date of March 31, 2021 through the date of June 14, 2021, which is the date that the unaudited condensed combined financial statements were available to be issued.

On May 14, 2021, DFHT issued a press release announcing, among other things, receipt of notification from the U.S. Securities and Exchange Commission (“SEC”) that the SEC had completed its review of DFHT's proxy statement relating to the Business Combination with CareMax and IMC. On June 4, 2021, a special meeting of the stockholders of DFHT was held to facilitate a vote to approve the Business Combination Agreement for the acquisition by DFHT of CareMax and IMC. The Business Combination Agreement provided for the sale and transfer of 100% of the equity interests in CareMax by member of the CareMax Group and IMC Holdings, LLC, a Delaware limited liability company, in favor of DFHT, and as a result of which, upon consummation of the Business Combination, CareMax and IMC legally become wholly-owned subsidiaries of DFHT. The results of the vote were finalized and as of June 8, 2021, the Business Combination was consummated.

The Business Combination was funded in part through debt financing provided by an $185 million senior secured credit facility. A portion of the proceeds of the debt financing was used to repay all outstanding borrowings as of June 8, 2021 under the Loan Agreement. The debt financing results in $122 million of senior secured debt of the combined company.

NOTE 13. Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. The presentation of administrative fees associated with the Company’s capitated revenue previously presented as a component Selling, General and Administrative Expenses in the prior year financial statements has been reclassified to conform to the current year presentation as a reduction of capitated revenue. This reclassification had no effect on the reported results of operations, balance sheets or statements of cash flows.

	Three months ended March 31, 2020
	As Reported	Revised
Capitated Revenue	$29,124,807	$25,041,525
Selling, General and Administrative Expenses	$9,607,533	$5,524,251